PLEASE DO NOT ALTER THIS PAGE. IT IS CUT DIRECTLY INTO A MODEL.

LTV :	Fixed $	2/28 $	3/27 $	5/25 $	Other	MH Stratification:
Below 70	12,463,266.45					Total Balance	0
70.01 to 75	3,893,611.49					% Pool Balance	0.00%
75.01 to 80	7,521,591.43					Ave. FICO	0
80.01 to 85	4,405,009.52					Ave. LTV	0
85.01 to 90	8,937,527.91					% Full Docs	0%
90.01 to 95	5,302,583.52
95.01 to 100	18,691,701.73					Silent Seconds Stratification:
100.01 plus	133,533,473.73					Total Balance	0
						% Pool Balance	0.0%
FICO						Ave. FICO	0
below 549	2,207,394.78					Ave. LTV	0
550 to 574	983,985.62					% Full Docs	0.00%
575 to 599	2,523,386.09
600 to 624	7,283,758.00					Second Lien Stratification:
625 to 649	12,891,082.60					Total Balance	193,281,199
650 to 674	29,439,219.97					% Pool Balance	99.27
675 to 699	36,406,976.37					Ave. FICO	701
700 plus	103,012,962.35					Ave. LTV	108.5
						% Full Docs	78.97%
Property Type:
Single-Family Detached	148,407,034.97					LTV Above 90 Stratification:
PUD	39,840,156.16					Total Balance	157,527,759
Condo	6,421,653.47					% Pool Balance	80.89
3+ Family Det.	34,351.65					Ave. FICO	696
Manufactured House	-					Ave. LTV	116.5
Other	45,569.53					% Full Docs	72.82%

Purpose:
Purchase	69,409.24
Refinance rate/term	-
Cash Out Refi (COF) Below 70 LTV	12,393,857.21
COF with LTV 70.01 to 75	3,893,611.49
COF with LTV 75.01 to 80	7,521,591.43
COF with LTV 80.01 to 85	4,405,009.52
COF with LTV 85.01 to 90	8,937,527.91
COF with LTV 90.01 to 95	5,302,583.52
COF with LTV 95.01 to 100	18,691,701.73
COF with LTV 100.01 plus	133,533,473.73
Other	-

Occupancy Status:
Owner Occupied	194,701,940.85
2nd Home	-
Investment	46,824.93
Other	-

Loan Balance
Below 50,000	68,292,598.35
50,000.01 to 100,000	107,823,487.47
100,000.01 to 150,000	13,350,480.57
150,000.01 to 200,000	2,653,782.51
200,000.01 to 400,000	2,628,416.88
400,000.01 to 500,000	-
500,000.01 to 600,000	-
600,000.01 to 1,000,000	-
1,000,000.01 and above	-

Loan Term
>30 Years	-
30 Years	-
20 Years	143,580,304.59
15 Years	45,341,742.43
Other	5,826,718.76

Documentation Type
Full Documentation	153,224,514.49
Limited Documentation	17,723,869.38
Stated Docs with LTV below 70	9,132,033.10
Stated Docs with LTV 70.01 to 75	2,729,446.36
Stated Docs with LTV 75.01 to 80	4,164,363.20
Stated Docs with LTV 80.01 to 85	2,453,364.98
Stated Docs with LTV 85.01 to 90	3,082,472.20
Stated Docs with LTV 90.01 to 95	657,673.98
Stated Docs with LTV 95.01 to 100	1,539,903.34
Stated Docs with LTV above 100.01	41,124.75
Other	-

Lien Status
1st Lien	1,424,799.11
Second Liens with LTV below 85	26,974,105.39
Second Liens with LTV 85.01 to 90	8,872,482.44
Second Liens with LTV 90.01 to 95	5,302,583.52
Second Liens with LTV 95.01 to 100	18,598,553.58
Second Liens with LTV above 100.01	133,533,473.73

Interest Only
Dollar of Mortgage Type	-
Ave. FICO	-
Ave. LTV	-
% Stated Docs	-
% Full Docs	-